Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290 www.lw.com

FIRM / AFFILIATE OFFICES

	Austin	Milan

	Beijing	Munich

	Boston	New York

	Brussels	Orange County

	Century City	Paris

May 25, 2023	Chicago	Riyadh

	Dubai	San Diego

	Düsseldorf	San Francisco

	Frankfurt	Seoul

	Hamburg	Shanghai

	Hong Kong	Silicon Valley

	Houston	Singapore

	London	Tel Aviv

Guardant Health, Inc. 3100 Hanover Street Palo Alto, California 94304	Los Angeles Madrid	Tokyo Washington, D.C.

Re:	Public Offering of up to 14,375,000 Shares of Common Stock of Guardant Health, Inc.

To the addressee set forth above:

We have acted as special counsel to Guardant Health, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 14,375,000 shares of common stock, $0.00001 par value per share (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2023 (Registration No. 333-272121) (as so filed and as amended, the “Registration Statement”), a base prospectus dated May 22, 2023 (the “Base Prospectus”), a preliminary prospectus supplement dated May 22, 2023 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement dated May 22, 2023 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement dated May 22, 2023 between J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Cowen and Company, LLC and SVB Securities LLC as representatives of the several Underwriters named in the underwriting agreement, and the Company (the “Underwriting Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

May 25, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated May 25, 2023 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP